As filed with the Securities and Exchange Commission on April 20, 2005

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

ANGELICA CORPORATION
(Exact name of registrant as specified in its charter)

MISSOURI	424 South Woods Mill Road	43-0905260
(State or other jurisdiction of	Chesterfield, Missouri 63017-3406	(I.R.S. Employer
incorporation or organization)	(314) 854-3800	Identification No.)
(Address of Principal Executive Offices)

ANGELICA CORPORATION EMPLOYMENT AGREEMENT,
DATED DECEMBER 12, 1997, BY AND BETWEEN
ANGELICA CORPORATION AND DON W. HUBBLE
(Full title of the plan)

STEVEN L. FREY
Vice-President, General Counsel and Secretary
Angelica Corporation
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(314) 854-3800
(Name, address and telephone numbers,
including area code, of agent for service)

Copy to:
ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Angelica Corporation Common Stock, $1.00 par value (1)	100,000	$27.54	$2,754,000	$324.15

(1)	Includes one attached Preferred Share Purchase Right per share.

(2)	Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon a price of $27.54 per share, being the average of the high and low sale per share prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on April 18, 2005.

The undersigned registrant, Angelica Corporation (the “Registrant”), hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register one hundred thousand (100,000) shares of the Registrant’s common stock, $1.00 par value (“Common Stock”), and attached Preferred Share Purchase Rights, for issuance to Don W. Hubble under the Angelica Corporation Employment Agreement dated December 12, 1997, by and between Angelica Corporation and Don W. Hubble (the “Agreement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005;

(ii)
The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement filed under the Securities Exchange Act of 1934 (File No. 1-5674), including any amendment filed for the purpose of updating such description; and

(iii)
The description of the Registrant’s Shareholder Rights Plan, dated August 25, 1998, contained in the Registrant’s Registration Statement on Form 8-A, dated August 28, 1998, and any amendment or report filed for the purposes of updating such description.

Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6. Indemnification of Directors and Officers.

Section 351.355 of The General and Business Corporation Law of Missouri provides that a corporation created under the laws of Missouri may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, under Missouri corporate law the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Furthermore, under Missouri corporate law, corporations may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Missouri law.

The By-Laws of the Registrant provide for indemnification of directors, officers and, under certain circumstances, employees and agents of the Registrant to the full extent and under the circumstances permitted by The General and Business Corporation Law of Missouri.

The Board of Directors has entered into Indemnification Agreements with certain members of its directors and elected officers and may enter into such agreements with future directors and elected officers and with certain other employees and agents indemnifying them under certain circumstances. Pursuant to these Indemnification Agreements, the Registrant agrees to hold harmless each such director and elected officer, and his or her respective heirs, successors and estate, generally to the full extent permitted by The General and Business Corporation Law of Missouri, as it may be amended from time to time. Indemnification will not be provided under certain circumstances enumerated in the Indemnification Agreements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8. Exhibits.

See Exhibit Index on page 8 hereof.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 12, 2005.

ANGELICA CORPORATION

By /s/ Stephen M. O’Hara
Stephen M. O’Hara
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen M. O’Hara and James W. Shaffer, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Agreement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen M. O’Hara Stephen M. O’Hara	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2005

/s/ James W. Shaffer James W. Shaffer	Vice President and Chief Financial Officer (Principal Financial Officer)	April 12, 2005

Signature	Title	Date
/s/ Richard M. Fiorillo Richard M. Fiorillo	Chief Accounting Officer (Principal Accounting Officer)	April 12, 2005
/s/ Don W. Hubble Don W. Hubble	Director	April 12, 2005
/s/ Ronald J. Kruszewski Ronald J. Kruszewski	Director	April 12, 2005
/s/ Susan S. Elliott Susan S. Elliott	Director	April 12, 2005
/s/ Charles W. Mueller Charles W. Mueller	Director	April 12, 2005
/s/ William A. Peck William A. Peck	Director	April 12, 2005
/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	April 12, 2005

EXHIBIT INDEX

Exhibit No.
4.1
Restated Articles of Incorporation of the Registrant, as currently in effect. Filed as Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended January 26, 1991, and incorporated herein by reference.

4.2
Current By-Laws of the Registrant, as last amended January 27, 2004. Filed as Exhibit 3.2 to the Registrant’s Form 10-K for the fiscal year ended January 31, 2004, and incorporated herein by reference.

4.3	Shareholder Rights Plan dated August 25, 1998. Filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A on August 28, 1998, and incorporated herein by reference.

5.1	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Thompson Coburn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page hereto).

99.1
Angelica Corporation Employment Agreement dated December 12, 1997, by and between Angelica Corporation and Don W. Hubble (filed as Exhibit 10.30 to the Registrant’s annual report on Form 10-K for the fiscal year ended January 31, 1998, SEC File No. 001-05674).